                                       EXHIBIT A

                                FRONTIER AIRLINES, INC.
                 2003 Long-term INCENTIVE AND equity compensation PLAN

                                        ARTICLE I
                                      INTRODUCTION

1.1      Purposes.   The   purposes  of  the  2003   Long-Term   Incentive   and  Equity
Compensation  Plan (the "Plan") of Frontier  Airlines,  Inc. (the  "Company") are (i) to
align the interests of the  Company's  stockholders  and the  recipients of awards under this Plan by increasing the  proprietary  interest of these  recipients in the Company's growth  and  success,  (ii)  to  advance  the  Company's  interests  by  attracting  and retaining  directors,  officers,  managers,  and other employees,  and (iii) to motivate these  persons  to  act  in  the  long-term  best  interests  of  the  Company  and  its stockholders.

1.2      Effective  Date and Term of Plan.  This Plan will be submitted to the Company's stockholders  for approval and, if approved by the affirmative  vote of the holders of a majority  of the shares of Common  Stock  entitled  to vote and  present in person or by proxy at the 2003 annual meeting of  stockholders,  will become effective on the date of this  approval.  No award shall be made to any  individual  who is or who may be covered by  Section  162(m)  of the  Code  and no  option  may be  exercised  until  the Plan is approved.  This Plan will  terminate  ten (10) years after its  effective  date,  unless terminated  earlier by the Board.  Termination  of the Plan will not affect the terms or conditions of any award granted prior to termination.

                                        ARTICLE II
                                       DEFINITIONS

2.1      Definitions.  The following terms shall have the meanings set forth below:

         "Agreement"  means the written  agreement  evidencing an award under this Plan between the Company and the recipient of the award.

         "Board" means the Board of Directors of Frontier Airlines, Inc.

         "Bonus  Stock"  means  shares  of  Common  Stock  which  are not  subject  to a
Restriction Period or Performance Measures.

         "Bonus Stock Award" means an award of Bonus Stock under this Plan.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee"  means a committee  the Board  designates,  consisting  of three or more  members of the Board  each of whom must be (i) a  "Non-Employee  Director"  within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside  director"  within the meaning of Section 162(m) of the Code.

         "Common Stock" means the common stock, no par value, of the Company.

         "Company" means Frontier Airlines, Inc.

         "Directors Options" has the meaning described in Section 9.5.

         "Directors Restricted Stock" has the meaning described in Section 9.4.

         "Disabled"  or  "Disability"  means the  inability of the holder of an award to perform  substantially their duties and  responsibilities  for a continuous period of at least six months, as determined solely by the Committee.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market  Value" means the closing  transaction  price of a share of Common
Stock  reported  on the NASDAQ on the date as of which  such  value is being  determined or, if there  shall be no reported  transactions  for such date,  on the next  preceding date for which  transactions were reported;  provided,  however,  that Fair Market Value may be  determined  by the Committee by whatever  means or method as the  Committee,  in the good faith exercise of its discretion, shall at such time deem appropriate.

         "Incentive  Option"  means  an  option  designated  as  such  and  granted  in accordance with Section 422 of the Code.

         "Non-Employee  Director"  means  any  director  of the  Company  who is not an officer or employee of the Company or any Subsidiary.

         "Non-Statutory  Stock  Option"  means an  option to  purchase  shares of Common
Stock that is not an Incentive Stock Option.

         "Performance  Measures" means the criteria and objectives,  established by the
Committee,  which shall be  satisfied  or met (i) as a condition to the grant of a Stock
Award,  or (ii) during the  applicable  Restriction  Period or  Performance  Period as a condition  to the holder's  receipt,  in the case of a  Restricted  Stock Award,  of the shares of Common Stock  subject to such award,  or, in the case of a  Performance  Share
Award,  of the  shares of Common  Stock  subject to such  award  and/or of payment  with respect to such award.  These criteria and  objectives may include,  but are not limited to, the  attainment  by a share of Common  Stock of a specified  Fair Market Value for a specified  period  of time,  earnings  per  share,  return  to  stockholders  (including dividends),  return on equity,  earnings of the Company,  revenues,  market share,  cash flow  or cost  reduction  goals,  or any  combination  of the  foregoing  and any  other criteria and objectives established by the Board or the Committee.

         "Performance  Period" means any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award will be measured.

         "Performance  Share"  means a right,  contingent  upon  attaining  a  specified
Performance  Measure within the specified  Performance  Period,  to receive one share of
Common Stock,  which may be Restricted  Stock,  or in lieu of all or a portion  thereof, the Fair Market Value of the Performance Share in cash.

         "Performance Share Award" means an award of Performance Shares under this Plan.

         "Permanent  and Total  Disability"  will have the  meaning set forth in Section
22(e)(3) of the Code or any successor to the Code.

         "Post  Termination  Exercise  Period"  means the period  specified  in or under
Section 6.2(a),  Section 6.2(b),  or Section 6.2(d) following  termination of employment with the Company during which an option may be exercised.

         "Restricted  Stock"  means  shares of Common  Stock  subject  to a  Restriction
Period and includes Directors Restricted Stock.

         "Restricted Stock Award" means an award of Restricted Stock under this Plan.

         "Restriction  Period"  means any period the Committee  designates  during which the  Common  Stock  under  a  Restricted  Stock  Award  may  not be  sold,  transferred, assigned,  pledged,  hypothecated,  or otherwise  encumbered  or disposed of,  except as provided for in this Plan or the Agreement relating to the award.

         "Retirement"  means  termination  of  employment  with the Company by reason of retirement in accordance  with the Company's  normal criteria or with the consent of the
Company.

         "Stock Award" means a Restricted Stock Award or a Bonus Stock Award.

         "Subsidiary"  and  "Subsidiaries"  means the  subsidiaries  of the  Company the
Board  or  Committee  designates  and the  Committee  selects  in its  sole  discretion, provided  that for the  purposes of  Incentive  Stock  Options,  it must be a subsidiary within the meaning of Section 424 of the Code.

2.2      Gender  and  Number.  Except  when  otherwise  indicated  by the  context,  the masculine  gender shall also  include the feminine  gender,  and the  definition  of any term herein in the  singular  shall also  include the plural.  The verb "to  include" in all of its form, tenses, and variations, is always used in the nonexclusive sense.

                                        ARTICLE III
                                  PLAN ADMINISTRATION

3.1      General.  The Committee shall  administer the Plan. Any one or a combination of the  following  awards may be made under this Plan to eligible  persons:  (i) options to
purchase   shares  of  Common  Stock  in  the  form  of  Incentive   Stock   Options  or
Non-Statutory  Stock  Options,  (ii)  Stock  Awards in the form of  Restricted  Stock or
Bonus Stock,  and (iii)  Performance  Shares.  In accordance  with the provisions of the
Plan,  the  Committee  shall,  in its  sole  discretion,  select  eligible  persons  for participation in this Plan,  determine the form,  amount, and timing of each award to be made  pursuant  to the Plan,  and,  as  applicable,  the shares of Common  Stock and the number of  Performance  Shares to be  issued  thereunder,  the  exercise  or base  price associated  with the award,  the time and  conditions  of exercise or  settlement of the award,  the duration and nature of Restricted  Stock Award  restrictions,  and all other terms and conditions  the Committee may deem necessary or desirable and consistent  with the  terms  of the  Plan.  The  Committee  shall  determine  the  form or  forms  of the
Agreements  evidencing the awards granted under the Plan,  which  provisions need not be identical  except as may be provided  herein.  The Committee may in its sole  discretion and for any reason at any time,  subject to the  requirements  of Section  162(m) of the
Code  and  its   regulations   in  the  case  of  an  award  intended  to  be  qualified
performance-based  compensation,  adopt such rules and  regulations for carrying out the purposes of the Plan as it may deem  proper and in the best  interests  of the  Company.
The  Committee  may  correct  any  defect,   supply  any  omission,   or  reconcile  any
inconsistency  in the Plan or in any  Agreement in the manner and to the extent it shall deem  expedient  and it  shall  be the sole and  final  judge  of such  expediency.  The
Committee  will,  subject to the terms of this Plan,  establish rules and regulations it deems  necessary  or  desirable  for the  administration  of the  Plan  and may  impose, incidental  to the  grant of an  award,  conditions  to the  award,  including  limiting competitive  employment or other activities.  The determinations,  interpretations,  and other actions of the Committee  pursuant to the  provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2      Delegation  by  Committee.  The Committee may delegate some or all of its power and authority under this Plan to the Board,  Chief Executive  Officer,  or other Company executive  officers,  as the Committee  deems  appropriate.  The delegation  shall be as broad or as narrow as the  Committee  determines.  To the extent that the  Committee has delegated the  authority to determine  certain  terms and  conditions  of an award,  all references  in the Plan to the  Committee's  exercise of authority in  determining  such terms and  conditions  shall be construed to include the officer or officers to whom the
Committee  has  delegated  the  power and  authority  to make  such  determination.  The
Committee   shall  not  delegate  its  power  and  authority  to  grant  awards  to  any participant  who is covered by Section 16 of the  Exchange Act or the  deductibility  of whose  compensation  is, or may  become,  subject  to the  limitations  of Code  Section
162(m).

3.3      Committee  Liability.  No member of the Board,  Committee,  the Chief Executive
Officer,  nor any other  executive  officer to whom the  Committee  delegates any of its power and authority  hereunder,  shall be liable for any act, omission,  interpretation, construction or  determination  made in connection with this Plan in good faith, and the members of the Board, the Committee,  the Chief Executive  Officer,  and other executive officers are entitled to  indemnification  and  reimbursement  by the Company in respect of any claim,  loss,  damage, or expense  (including  attorneys' fees) arising therefrom to the full  extent  permitted  by law,  except  as  otherwise  may be  provided  in the
Company's  Articles  of  Incorporation  and/or  By-laws,  and under any  directors'  and officers' liability insurance that may be in effect from time to time.

3.4      Quorum.  A majority of the  Committee  shall  constitute a quorum.  The acts of the  Committee  shall be either (i) acts of a majority of the  members of the  Committee present at any  meeting at which a quorum is  present or (ii) acts  approved  in writing by all of the members of the Committee without a meeting.

3.5      Eligibility.   Participants   in  this  Plan  will  consist  of  the  directors
(including Non-Employee  Directors),  officers,  managers, and other employees,  persons expected to become directors,  officers,  managers, and other employees, and consultants of the  Company,  and its  Subsidiaries  as the  Committee  in its sole  discretion  may select from time to time.  For purposes of this Plan,  references  to  employment by the
Company  shall also mean  employment  by a Subsidiary.  The  Committee's  selection of a person to  participate  in this Plan at any time  shall not  require  the  Committee  to select  such  person  to  participate  in this  Plan  at any  other  time.  Non-Employee
Directors of the Company  shall be eligible to  participate  in this Plan in  accordance with Article IX.

                                        ARTICLE IV
                                  STOCK SUBJECT TO THE PLAN

4.1      Number of Shares.  Subject to  adjustment  as  provided in Section  4.3,  Three
Million,  Five  Hundred  Thousand  (3,500,000)  shares of Common Stock will be available under this Plan,  reduced by the sum of the  aggregate  number of shares of Common Stock that become subject to outstanding  options,  including  Directors Options,  outstanding
Stock  Awards,  and  outstanding  Performance  Shares.  The maximum  number of shares of
Common Stock that may be issued under  Incentive  Stock Options is Three  Million,  Five
Hundred  Thousand  (3,500,000)  shares of Common  Stock.  To the extent  that  shares of
Common Stock subject to an outstanding  option,  Stock Award,  or Performance  Share are not issued or  delivered  by reason of the  expiration,  termination,  cancellation,  or forfeiture  of such award or by reason of the  withholding  of shares of Common Stock to pay all or a portion of the exercise  price of an award,  if any, or to satisfy all or a portion of the tax  withholding  obligations  relating to an award,  then such shares of
Common  Stock shall again be  available  under this Plan.  Shares of Common  Stock shall be made available from  authorized  and unissued  shares of Common Stock,  or authorized and issued shares of Common Stock  reacquired  and held as treasury  shares or otherwise or a  combination  thereof.  The Company  shall at all times during the term of the Plan and while any options are  outstanding  retain as authorized  and unissued  Common Stock at least the number of shares from time to time  required  under the  provisions  of the
Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2      Limit on Option  Grants.  To the extent  required by Section 162(m) of the Code and the  regulations  thereunder,  the  maximum  number of shares of Common  Stock  with respect to which  options may be granted  during any  calendar  year to any person shall be 250,000, subject to adjustment as provided in Section 4.3 below.

4.3      Adjustments  for Stock Split,  Stock  Dividend,  Etc. In the event of any stock
split,  stock  dividend,   recapitalization,   reorganization,   merger,  consolidation,
combination,  exchange  of shares,  liquidation,  spin-off  or other  similar  change in capitalization  or event,  or any  distribution  to holders of Common Stock other than a regular cash  dividend,  the number and class of securities  available  under this Plan, the number and class of securities  subject to each outstanding  option and the purchase price per  security,  the number  and class of  securities  subject  to each  Restricted
Stock Award  granted to  Non-Employee  Directors  pursuant to Article IX, the number and class  of  securities  subject  to each  outstanding  Stock  Award,  the  terms  of each outstanding  Performance  Share, the maximum number of Shares available for grant to any one person in a calendar  year  pursuant to Section  4.2,  the maximum  number of Shares available for grant pursuant to Incentive  Options,  and the number of Shares subject to a  delegation  of  authority  under  Section  3.2 of this  Plan  shall be  appropriately adjusted  by the  Committee,  such  adjustments  to be made in the  case of  outstanding options  without  an  increase  in the  aggregate  purchase  price  or base  price.  The decision of the Committee  regarding  any such  adjustment  shall be final,  binding and conclusive.  If any such  adjustment  would  result in a fractional  security  being (a)
available  under  this Plan,  such  fractional  security  shall be  disregarded,  or (b)
subject to an award  under this Plan,  the  Company  shall pay the holder of such award, in connection  with the first vesting  (other than vesting of an option),  exercise,  or settlement  of such  award in whole  or in part  occurring  after  such  adjustment,  an amount in cash determined by multiplying  (i) the fraction of such security  (rounded to the nearest  hundredth) by (ii) the excess,  if any, of (A) the Fair Market Value on the vesting  (other than vesting of an option),  exercise,  or settlement  date over (B) the exercise or base price, if any, of such award.

                                        ARTICLE V
                         CORPORATE REORGANIZATION; CHANGE IN CONTROL

5.1      Change  in  Control.  Notwithstanding  any  provision  in this Plan or any
Agreement,  in the event of a Change  in  Control,  (i) all  outstanding  options  shall immediately  become  exercisable in full, (ii) the Restriction  Period applicable to any
outstanding   Restricted  Stock  Award  shall  lapse,   (iii)  the  Performance   Period
applicable  to  any  outstanding   Performance   Share  Award  shall  lapse,   (iv)  the
Performance  Measures applicable to any outstanding  Restricted Stock Award (if any) and to any  outstanding  Performance  Share  Award  shall be deemed to be  satisfied  at the maximum level.

5.2      Change in Control means

(a)      the acquisition by any individual, entity or group (a "Person"),  including any
         "person"  within the meaning of Section  13(d)(3)  or 14(d)(2) of the  Exchange
         Act,  of  beneficial  ownership  within the  meaning of Rule 13d-3  promulgated under  the  Exchange  Act,  of 30% or more of either  (i) the then  outstanding shares of common stock of the Company (the "Outstanding  Company Common Stock")
         or (ii) the combined  voting power of the then  outstanding  securities  of the
         Company   entitled  to  vote  generally  in  the  election  of  directors  (the
         "Outstanding  Company Voting Securities");  excluding,  however, the following:
         (A) any  acquisition  directly  from the  Company  (excluding  any  acquisition resulting  from the exercise of an exercise,  conversion or exchange  privilege unless the security  being so  exercised,  converted or exchanged  was acquired directly  from  the  Company),  (B) any  acquisition  by the  Company,  (C) any acquisition  by an  employee  benefit  plan (or  related  trust)  sponsored  or maintained by the Company or any corporation  controlled by the Company, or (D)
         any  acquisition by any  corporation  pursuant to a transaction  which complies with clauses (i), (ii), and (iii) of Section 5.2(c);

(b)      individuals  who, as of  September 4, 2003,  constitute  the Board of Directors
         (the  Incumbent  Board") cease for any reason to constitute at least a majority of such  Board;  provided  that any  individual  who  becomes a director of the
         Company  subsequent  to September 4, 2003 whose  election,  or  nomination  for election by the Company's stockholders,  was approved by the vote of at least a majority of the directors then  comprising the Incumbent  Board shall be deemed a member of the Incumbent Board; and provided further,  that any individual who was initially  elected as a director of the Company as a result of an actual or threatened  election  contest,  as  such  terms  are  used in  Rule  14a-11  of
         Regulation  14A  promulgated  under the  Exchange  Act, or any other  actual or threatened  solicitation  of proxies or  consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c)      approval  by the  stockholders  of the Company of a  reorganization,  merger or
         consolidation  of  the  Company  or  sale  or  other   disposition  of  all  or
         substantially  all of the assets of the  Company (a  "Corporate  Transaction");
         excluding,  however,  a  Corporate  Transaction  pursuant  to which  (i) all or substantially  all of the  individuals  or  entities  who  are  the  beneficial
         owners,  respectively,   of  the  Outstanding  Company  Common  Stock  and  the
         Outstanding  Company  Voting  Securities  immediately  prior to such  Corporate
         Transaction will beneficially  own,  directly or indirectly,  more than 60% of, respectively,  the outstanding  shares of common stock, and the combined voting power of the outstanding  securities entitled to vote generally in the election of  directors,  as the case may be,  of the  corporation  resulting  from  such
         Corporate Transaction (including,  without limitation, a corporation which as a result of such transaction owns the Company or all or substantially  all of the
         Company's  assets either  directly or  indirectly)  in  substantially  the same proportions  relative to each other as their  ownership,  immediately  prior to such Corporate  Transaction,  of the  Outstanding  Company Common Stock and the
         Outstanding  Company  Voting  Securities,  as the case may be,  (ii) no  Person
         (other  than:  the  Company;  any  employee  benefit  plan (or  related  trust)
         sponsored or  maintained  by the Company or any  corporation  controlled by the
         Company;  the corporation  resulting from such Corporate  Transaction;  and any
         Person  which   beneficially   owned,   immediately  prior  to  such  Corporate
         Transaction,  directly or indirectly,  30% or more of the  Outstanding  Company
         Common Stock or the Outstanding Company Voting Securities,  as the case may be)
         will beneficially own,  directly or indirectly,  30% or more of,  respectively, the outstanding  shares of common stock of the corporation  resulting from such
         Corporate   Transaction  or  the  combined  voting  power  of  the  outstanding securities of such  corporation  entitled to vote  generally in the election of directors,  and (iii)  individuals who were members of the Incumbent Board will constitute  at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction;

(d)      approval by the  stockholders of the Company of a plan of complete  liquidation or dissolution of the Company; or

(e)      any other  transaction  that the Board  determines by resolution to be a Change in Control.

                                        ARTICLE VI
                                       STOCK OPTIONS

6.1      Stock  Options.  The  Committee  may,  in  its  discretion,  grant  options  to purchase  shares of Common  Stock to such  eligible  persons the  Committee  may select.
Each option,  or portion  thereof,  that is not an Incentive  Stock  Option,  shall be a
Non-Statutory  Stock  Option.  An  Incentive  Stock  Option  may not be  granted  to any person who is not an  employee of the  Company or any parent or  subsidiary  (as defined in Section 424 of the Code).  Each  Incentive  Stock Option shall be granted  within ten years of the effective  date of this Plan. To the extent that the aggregate  Fair Market
Value  (determined  as of the date of grant) of shares of Common  Stock with  respect to which options  designated as Incentive  Stock Options are exercisable for the first time by a  participant  during any  calendar  year  (under this Plan or any other plan of the
Company,  or any parent or  subsidiary  as defined in Section  424 of the Code)  exceeds the amount (currently  $100,000)  established by the Code, such options shall constitute
Non-Statutory  Stock  Options.  Options  shall be  subject  to the  following  terms and conditions and shall contain such  additional  terms and  conditions,  not  inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)      Number of Shares  and  Purchase  Price.  The  number of shares of Common  Stock subject  to an  option  and the  purchase  price  per  share  of  Common  Stock purchasable  upon  exercise of the option shall be  determined  in each case by the Committee and set forth in the Agreement,  but, in the case of an Incentive
         Stock Option,  in no event shall the price be less than 100 percent of the Fair
         Market Value of the Stock on the date the Incentive Stock Option is granted.

(b)      Duration of Options;  Restrictions  on Exercise.  The Committee  will determine the period  during  which an option may be  exercised;  provided  the  exercise period for an Incentive Stock Option must end, in all cases,  not more than ten years from the date the Incentive Stock Option is granted.  The Agreement shall also set forth any installment or other  restrictions on exercise of the option during  such  period,  if any,  as may be  determined  by the  Committee.  Each option shall  become  exercisable  (vest) over such period of time,  if any, or upon the  occurrence  of other  events,  as  determined  by the  Committee.  An exercisable  option, or portion thereof,  may be exercised only with respect to whole shares of Common Stock.

(c)      Manner of Exercise.  Subject to the applicable award  Agreement,  an option may be exercised by (i) giving written notice to the Company  specifying the number of whole shares of Common Stock to be purchased and  accompanied  by payment in full of the  exercise  price (A) by cash,  certified  or bank  check,  or other instrument or arrangement made for such payment to the Company's  satisfaction,
         (B)  by  delivery   (either  actual  delivery  or  by  attestation   procedures
         established by the Company) of previously  acquired  shares of Common Stock for which  the  holder  thereof  has good  title,  free and  clear of all liens and encumbrances,  which  were not  acquired  within  the six  months  prior to the exercise date, and having an aggregate Fair Market Value,  determined as of the date of exercise,  equal to the aggregate  purchase  price payable by reason of such  exercise,  (C) in cash by a  broker-dealer  acceptable  to the Company to whom the  optionee  has  submitted an  irrevocable  notice of exercise,  or (D)
         through a cashless  exercise  program  authorized by the Committee and Company, and (ii) by executing  such  documents as the Company may  reasonably  request.
         The Company shall have sole  discretion to disapprove of an election  under any of clauses  (B)-(D).  Any  fraction  of a share of Common  Stock which would be required to pay such  purchase  price shall be  disregarded  and the  remaining amount due shall be paid in cash by the optionee.  No certificate  representing
         Common  Stock shall be delivered  until the full  purchase  price  therefor has been  paid and the  amount  of  required  tax  withholding  has  been  paid (or
         arrangement   made  for  such   payment  or   withholding   to  the   Company's
         satisfaction).

(d)      Dividend  Equivalents.  The  Agreement  relating  to  any  Non-Statutory  Stock
         Option may  provide for the grant of  "dividend  equivalents"  with  respect to each  Non-Statutory  Stock Option.  Each dividend  equivalent shall entitle the optionee to receive a cash  payment  equal to the product of (i) the  dividends declared  with respect to a share of Common Stock and (ii) the number of shares of Common Stock  subject to such option.  Each cash payment shall be subject to tax withholding required by law.

6.2      Termination of Employment or Service.

         (a)  Disability.  Subject to Article V, and unless  otherwise  specified in the
         Agreement  relating  to an  option,  if the  employment  with or service to the
         Company  of the  holder  of an  option  terminates  by  reason  of  Disability,
         Permanent and Total Disability in the case of an Incentive Option,  each option held by such holder  shall be  exercisable  only to the extent that such option
         is  exercisable  on  the  effective  date  of  such  holder's   termination  of
         employment  or service and may  thereafter be exercised by such holder (or such holder's  legal  representative  or similar  person)  until and  including  the earliest  to occur of (i) the date  which is six (6)  months  (or such  shorter period  as set  forth in the  Agreement  relating  to such  option)  after  the effective  date of such holder's  termination of employment or service and (ii)
         the expiration date of the term of such option.

         (b)  Retirement.  Subject to Article V, and unless  otherwise  specified in the
         Agreement  relating  to an  option,  if the  employment  with or service to the
         Company of the holder of an option  terminates  by reason of  Retirement,  each option held by such holder  shall be  exercisable  only to the extent that such option is  exercisable  on the effective  date of such holder's  termination of employment  or service and may  thereafter be exercised by such holder (or such holder's  legal  representative  or similar  person)  until and  including  the earliest  to occur of (i) the date  which is six (6)  months,  three (3) months in the case of Incentive  Stock  Options,  (or such shorter period as set forth in the  Agreement  relating to such option)  after the  effective  date of such holder's  termination of employment or service and (ii) the expiration  date of the term of such option .

         (c) Death.  Unless otherwise  specified in the Agreement relating to an option, as the case  may be,  and  subject  to  Article  V, if the  employment  with or service  to the  Company  of the  holder of an option  terminates  by reason of death,  each option held by such holder shall be exercisable only to the extent that such option is  exercisable  on the date of such holder's  death,  and may thereafter  be  exercised  by  such  holder's  executor,  administrator,  legal
         representative,   beneficiary,  or  similar  person  until  and  including  the earliest  to occur of (i) the date  which is six (6)  months  (or such  shorter period as set forth in the  Agreement  relating to such option)  after the date of death and (ii) the expiration date of the term of such option

         (d) Other  Termination.  Subject to Article V, and unless  otherwise  specified in the Agreement  relating to an option,  if the employment  with or service to the  Company of the holder of an option  terminates  for any reason  other than
         Disability,  Retirement,  or death,  each option  held by such holder  shall be exercisable  only  to  the  extent  that  such  option  is  exercisable  on the effective  date of such holder's  termination  of employment or service and may thereafter be exercised by such holder (or such holder's  legal  representative or similar  person)  until and  including the earliest to occur of (i) the date which is six (6)  months,  three (3) months in the case of  Incentive  Options,
         (or such shorter period as set forth in the Agreement  relating to such option)
         after the effective date of such holder's  termination of employment or service and (ii) the expiration date of the term of such option .

         (e) Death  Following  Termination  of Employment or Service.  Unless  otherwise specified in the Agreement  relating to an option, and subject to Article V, if the holder of an option dies during the  applicable  Post-Termination  Exercise
         Period,  each  option  held by such  holder  shall be  exercisable  only to the extent that such option is  exercisable  on the date of such holder's death and may  thereafter  be exercised by the holder's  executor,  administrator,  legal representative,  beneficiary or similar person until and including the earliest to occur of (i) the date  which is 90 days after the date of death and (ii) the expiration date of the term of such option .

6.3      Restrictions on Incentive Stock Options.

(a)      Initial  Exercise.  The  aggregate  Fair  Market  Value of the shares of Common
Stock with respect to which  Incentive  Stock Options are exercisable for the first time by a holder  in any  calendar  year,  under  the Plan or  otherwise,  shall  not  exceed
$100,000.  For  this  purpose,  the  Fair  Market  Value of the  Common  Stock  shall be determined  as of the date of grant and  Incentive  Stock  Options  shall be taken  into account in the order granted.

(b)      Ten  Percent  Stockholders.  Incentive  Stock  Options  granted  to a holder of record  of 10% or more of the  outstanding  Stock of the  Company  shall  have an option price equal to 110% of the Fair Market  Value of the shares of Common  Stock on the date of grant of the option and the option  period for any such option  shall not exceed five
(5) years.

                                      ARTICLE VII
                                      STOCK AWARDS

7.1      Stock  Awards.  The  Committee  may, in its  discretion,  grant Stock Awards to such eligible persons as may be selected by the Committee.  The Agreement  relating to a
Stock Award shall specify  whether the Stock Award is a Restricted  Stock Award or Bonus
Stock Award.

7.2      Terms of Stock Awards.  Stock Awards shall be subject to the  following  terms
and  conditions  and  shall  contain  such   additional   terms  and   conditions,   not
inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)      Number of Shares and Other Terms.  The Committee  will  determine the number of shares of Common  Stock  subject to a  Restricted  Stock  Award or Bonus  Stock
         Award and the Performance  Measures (if any) and Restriction  Period applicable to a Restricted Stock Award.

(b)      Vesting and  Forfeiture.  The  Agreement  relating to a Restricted  Stock Award shall provide,  in the manner  determined by the Committee,  in its discretion, and subject to the  provisions  of this Plan,  for the vesting of the shares of
         Common Stock  subject to such award (i) if specified  Performance  Measures are satisfied or met during the specified  Restriction Period or (ii) if the holder of such  award  remains  continuously  in the  employment  of or service to the
         Company during the specified  Restriction  Period and for the forfeiture of all or a portion  of the  shares  of  Common  Stock  subject  to such  award (x) if specified  Performance  Measures are not  satisfied or met during the specified
         Restriction  Period  or (y)  if the  holder  of  such  award  does  not  remain continuously  in the  employment  of or  service  to  the  Company  during  the specified  Restriction  Period.  Bonus Stock Awards shall not be subject to any
         Performance Measures or Restriction Periods.

(c)      Share   Certificates.   During  the  Restriction   Period,  a  certificate  or
         certificates  representing  a Restricted  Stock Award may be  registered in the holder's  name or a nominee name at the  discretion of the Company and may bear a legend,  in addition to any legend which may be required pursuant to Sections
         11.1 and 11.2,  indicating  that the  ownership  of the shares of Common  Stock represented by such  certificate  is subject to the  restrictions,  terms,  and conditions  of this Plan and the  Agreement  relating to the  Restricted  Stock
         Award.  All  certificates  registered  in the holder's  name shall be deposited
         with  the  Company,   together  with  stock  powers  or  other  instruments  of
         assignment  (including  a power of  attorney),  each  endorsed  in blank with a guarantee  of  signature if deemed  necessary  or  appropriate  by the Company, which  would  permit  transfer to the Company of all or a portion of the shares of Common Stock subject to the  Restricted  Stock Award in the event such award is  forfeited  in  whole  or  in  part.  Upon  termination  of  any  applicable
         Restriction   Period  (and  the   satisfaction   or  attainment  of  applicable
         Performance  Measures),  or upon the grant of a Bonus Stock Award, in each case subject to the  Company's  right to require  payment of any taxes in accordance with Article XIV, a certificate  or  certificates  evidencing  ownership of the requisite  number of shares of Common Stock shall be delivered to the holder of such award.

(d)      Rights with Respect to Restricted  Stock Awards.  Unless otherwise set forth in the Agreement  relating to a Restricted  Stock Award,  and subject to the terms and  conditions  of a Restricted  Stock  Award,  the holder of such award shall have all rights as a  stockholder  of the Company,  including,  but not limited to, voting rights,  the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock;  provided, however,  that a  distribution  with respect to shares of Common  Stock,  other than a regular cash dividend,  shall be deposited with the Company and shall be subject to the same  restrictions as the shares of Common Stock with respect to which such  distribution  was made. The Agreement  relating to Restricted Stock
         Award may provide  that  regular  cash  dividends  made with  respect to Common
         Stock in a Restricted  Stock Award prior to the  termination of the Restriction
         Period shall be  deposited  with the Company and such cash  dividends  shall be used to purchase  additional  shares of Common  Stock which shall be subject to
         the  same  restrictions,   vesting  period,  Performance  Measures,  and  other
         provisions  as the  shares of Common  Stock  with  respect  to which  such cash dividend was made.

7.3      Termination  of  Employment  or  Service.  Unless  otherwise  set  forth in the
Agreement  relating  to a  Restricted  Stock  Award,  and  subject  to Article V, if the employment  with or service to the  Company  of the holder of such award  terminates  by reason of  Disability,  Retirement,  death,  or any other  reason,  the  portion of such award which is subject to a Restriction  Period on the  effective  date of such holder's termination  of  employment  or  service  shall be  forfeited  by such  holder  and such portion shall be canceled by the Company.

                                        Article VIII
                                   PERFORMANCE SHARE AWARDS

8.1      Performance  Share  Awards.  The  Committee  may,  in  its  discretion,   grant
Performance Share Awards to such eligible persons as may be selected by the Committee.

8.2      Terms of Performance  Share Awards.  Performance  Share Awards shall be subject to the  following  terms and  conditions  and shall  contain such  additional  terms and conditions,  not  inconsistent  with the terms of this Plan, as the Committee shall deem advisable.

(a)      Number of Performance  Shares and  Performance  Measures.  The Committee  shall determine  the  number  of  Performance  Shares  subject  to any  award and the
         Performance Measures and Performance Period applicable to such award.

(b)      Vesting and  Forfeiture.  The Agreement  relating to a Performance  Share Award shall provide,  in the manner  determined by the Committee,  in its discretion, and subject to the provisions of this Plan,  for the vesting of such award,  if specified  Performance  Measures  are  satisfied  or met during  the  specified
         Performance  Period,  and for the forfeiture of all or a portion of such award, if  specified  Performance  Measures  are  not  satisfied  or  met  during  the specified Performance Period.

(c)      Settlement  of Vested  Performance  Share Awards.  The Agreement  relating to a
         Performance  Share Award (i) shall specify whether such award may be settled in shares of Common  Stock  (including  shares of  Restricted  Stock) or cash or a combination  thereof and (ii) may specify  whether the holder  thereof shall be entitled to  receive,  on a current or deferred  basis,  dividend  equivalents, and, if determined by the Committee,  interest on or the deemed reinvestment of any  deferred  dividend  equivalents,  with  respect to the number of shares of
         Common Stock subject to such award. If a Performance  Share Award is settled in shares of Restricted  Stock, a certificate or  certificates  representing  such
         Restricted  Stock shall be issued in  accordance  with  Section  7.2(c) and the holder of such Restricted  Stock shall have such rights of a stockholder of the
         Company as determined pursuant to Section 7.2(d).  Prior to the settlement of a
         Performance Share Award in shares of Common Stock,  including Restricted Stock, the holder of such award shall have no rights as a  stockholder  of the Company with  respect  to the  shares of Common  Stock  subject to such award and shall have rights as a stockholder of the Company in accordance with Section 10.4.

(d)      Termination  of  Employment.  Unless  otherwise  set  forth  in  the  Agreement relating  to a  Performance  Share  Award,  and  subject  to  Article V, if the employment  with  or  service  to the  Company  of the  holder  of  such  award terminates by reason of  Disability,  Retirement,  death,  or any other reason, the  portion of such award  which is  subject  to a  Performance  Period on the effective date of such holder's  termination  of employment  shall be forfeited and such portion shall be canceled by the Company.

                                        ARTICLE IX.
                        PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

9.1      Eligibility.   The  Committee   may,  in  its   discretion,   grant  awards  to
Non-Employee Directors in accordance with this Article IX.

9.2      Terms of  Awards.  On the date on which a person is first  elected or begins to serve as a Non-Employee  Director other than by reason of termination of employment,  or on the date of each annual meeting of  stockholders  of the Company,  the Committee may, in  its  discretion,  grant  each  person  who  is a  Non-Employee  Director  a  number, determined by the Committee,  of shares of Restricted  Stock having the terms  described in Section 9.4 ("Directors  Restricted  Stock") or options having the terms described in
Section 9.5 ("Directors Options").

9.3      Elective  Participation.  Each  Non-Employee  Director  may  from  time to time elect,  in accordance  with  procedures to be specified by the Committee,  to receive in lieu of all or part of the cash  retainer and any meeting  fees that would  otherwise be payable to such Non-Employee  Director,  on each date on which such retainer and meeting fees would  otherwise  be payable  during the period  that such  election  is in effect, either (i) Directors  Restricted  Stock with a Fair Market Value as of such payment date equal to 100% of the foregone  amount of such retainer  payment and meeting fees or (ii)
Directors  Options to purchase  shares of Common  Stock having a Fair Market Value as of such  payment  date equal to 100% of the foregone  amount of such  retainer  payment and meeting fees.

9.4      Directors  Restricted  Stock.  Shares of  Directors  Restricted  Stock shall be subject  to a  Restriction  Period  commencing  on the date of grant of such  award  and terminating  on the date of the first  anniversary  of the date of grant of such  award, shall vest  (subject  to earlier  vesting  pursuant  to Article V) if the holder of such award  remains  continuously  in the service of the Company as a  Non-Employee  Director during the  Restriction  Period and shall be  forfeited if the holder of such award does not remain  continuously  in the  service  of the  Company  as a  Non-Employee  Director during the  Restriction  Period.  A certificate or certificates  representing  Directors
Restricted  Stock shall be issued in  accordance  with Section  7.2(c) and the holder of such  award  shall  have such  rights of a  stockholder  of the  Company  as  determined pursuant to Section  7.2(d).  Notwithstanding  the foregoing  paragraph,  if the service to the Company as a Non-Employee  Director of the holder of Directors  Restricted  Stock terminates  for any reason other than cause as determined in the sole  discretion of the
Committee,  the  Restriction  Period shall  terminate as of the  effective  date of such holder's termination of service.

9.5      Directors  Options.  Each  Directors  Option shall be subject to the  following terms and  conditions  and shall  contain  such  additional  terms and  conditions,  not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)      Exercise  Period  and  Exercisability.  Each  Directors  Option  shall  not  be exercisable  during  the first  year  following  its date of grant,  and may be exercised  in full  thereafter  and from and  after a Change in  Control.  Each
         Directors Option shall expire ten (10) years after its date of grant.

(b)      Purchase  Price.  The purchase  price for the shares of Common Stock subject to any  Directors  Option  shall be equal  to 100% of the Fair  Market  Value of a share  of  Common  Stock on the date of  grant  of such  Directors  Option.  An exercisable  Directors Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common  Stock.  Directors  Options shall be exercisable in accordance with Section 6.1(c).

(c)      Termination of Directorship.  If the holder of a Directors Option ceases to be a director of the  Company by reason of  Disability,  death,  or for any reason other than cause as determined in the sole  discretion of the  Committee,  each such option held by such holder shall be fully  exercisable  and may thereafter be exercised by such holder (or such holder's legal  representative  or similar person) until and including the expiration date of the term of such option.

9.6      Other Awards of Restricted  Stock to  Directors.  The  Committee,  with the approval of the Board,  may award shares of Restricted  Stock for service as Chairman of the Board (or for service in other  capacities to the Board).  The provisions of Section
9.4 shall govern any such award of  Restricted  Stock or such other  provisions as shall be adopted by the Committee with the approval of the Board.

                                        ARTICLE X
                                  RIGHTS OF PARTICIPANTS

10.1     Service.  No  person  has  any  right  to  participate  in this  Plan.  Nothing contained  in the Plan or in any award  granted  under the Plan  shall  confer  upon any participant  any  right  with  respect  to the  continuation  of his  employment  by, or consulting  relationship  with,  the Company,  or interfere in any way with the right of the Company at any time to  terminate  such  services  or to  increase  or decrease  the compensation of the  participant  from the rate in existence at the time of the grant of an award. The Committee,  in its sole discretion,  shall determine whether an authorized leave of absence,  or absence in military or  government  service,  shall  constitute  a termination of service.

10.2     Nontransferability  of Awards.  Unless  otherwise  specified  in the  Agreement relating to an award,  no award shall be  transferable  other than by will,  the laws of descent and distribution or pursuant to beneficiary  designation  procedures approved by the Company.  Except to the extent permitted by the foregoing  sentence or the Agreement relating  to an award,  each  award may be  exercised  or settled  during  the  holder's lifetime  only by the holder or the holder's  legal  representative  or similar  person.
Except to the  extent  permitted  by the  second  preceding  sentence  or the  Agreement
relating  to  an  award,  no  award  may  be  sold,  transferred,   assigned,   pledged,
hypothecated,  encumbered  or  otherwise  disposed of (whether  by  operation  of law or otherwise) or be subject to execution,  attachment or similar process.  Upon any attempt to so sell,  transfer,  assign,  pledge,  hypothecate,  encumber or otherwise dispose of any such award, such award and all rights  thereunder shall immediately  become null and void.  The holder of an Incentive  Stock Option may not  transfer  the  Incentive  Stock
Option during the holder's lifetime under any circumstances.

10.3     No Plan  Funding.  Obligations  to  participants  under  the  Plan  will not be funded,  trusteed,  insured,  or secured in any manner.  The participants under the Plan shall  have no  security  interest  in any  assets  of the  Company,  and  shall be only general creditors of the Company.

10.4     Rights as  Stockholder.  No person shall have any right as a stockholder of the
Company  with  respect to any shares of Common  Stock or other  equity  security  of the
Company which is subject to an award  hereunder  unless and until such person  becomes a stockholder of record with respect to such shares of Common Stock or equity security.

10.5     Designation of Beneficiary.  If permitted by the Company,  a holder of an award may file  with the  Committee  a  written  designation  of one or more  persons  as such holder's  beneficiary  or  beneficiaries  (both primary and  contingent) in the event of
the  holder's  death.  To  the  extent  an  outstanding   option  granted  hereunder  is
exercisable,  such  beneficiary  or  beneficiaries  shall be entitled  to exercise  such option.  Each  beneficiary  designation  shall  become  effective  only  when  filed  in writing with the  committee  during the holder's  lifetime on a form  prescribed  by the
Committee.   The  spouse  of  a  married  holder  domiciled  in  a  community   property
jurisdiction  shall join in any  designation  of a  beneficiary  other than such spouse.
The  filing  with the  Committee  of a new  beneficiary  designation  shall  cancel  all
previously  filed   beneficiary   designations.   If  a  holder  fails  to  designate  a
beneficiary,  or if all  designated  beneficiaries  of a holder  predecease  the holder, then each outstanding  option hereunder held by such holder, to the extent  exercisable, may be exercised by such  holder's  executor,  administrator,  legal  representative  or similar person.

                                        ARTICLE XI
                                   GENERAL RESTRICTIONS

11.1     Investment  Representations.  The  Company  may  require  any person to whom an award is  granted,  as a condition  of  exercising  or  receiving  such  award,  to give written  assurances  in substance and form  satisfactory  to the Company and its counsel to the effect that such  person is  acquiring  the Common  Stock for his own account for investment and not with any present  intention of selling or otherwise  distributing the same,  and to such other effects as the Company deems  necessary or appropriate in order to comply with Federal and applicable  state securities  laws.  Legends  evidencing such restrictions may be placed on the Stock certificates.

11.2     Compliance  with  Securities  Laws.  Each  award  made under this Plan shall be subject  to the  requirement  that,  if at any  time  the  Company  determines  that the listing,  registration,  or  qualification of the shares of Common Stock subject to such award upon any  securities  exchange  or under any state or federal  law, or the consent or approval of any  governmental or regulatory  body, is necessary as a condition of, or in  connection  with,  the issuance or purchase of shares  thereunder,  such award grant may not be  accepted  or  exercised  in  whole or in part and the  shares  shall  not be delivered unless such listing, registration,  qualification,  consent, or approval shall have been  effected or obtained  on  conditions  acceptable  to the  Committee.  Nothing herein  shall be deemed to require the  Company to apply for or to obtain such  listing, registration,  or qualification.  The Company may require that  certificates  evidencing shares of Common  Stock  delivered  pursuant to any award made  hereunder  bear a legend indicating  that the sale,  transfer,  or other  disposition  thereof  by the  holder is prohibited  except in compliance  with the Securities  Act of 1933, as amended,  and the rules and regulations thereunder.

11.3     Changes  in  Accounting  Rules.  Except as  provided  otherwise  at the time an award is granted,  notwithstanding any other provision of the Plan to the contrary,  if, during  the term of the Plan,  any  changes in the  financial  or tax  accounting  rules applicable  to awards  shall occur which,  in the sole  judgment of the  Committee,  may have a material adverse effect on the reported  earnings,  assets, or liabilities of the
Company,  the Committee shall have the right and power to modify as necessary,  any then
outstanding  and  unexercised   options,   outstanding   Stock  Awards,  or  outstanding
Performance  Share  Awards as to which the  applicable  services  or other  restrictions have not been satisfied.

                                       ARTICLE XII
                                 OTHER EMPLOYEE BENEFITS

         The amount of any  compensation  deemed to be  received by a  participant  as a result of the exercise of an option,  the sale of shares  received  upon such  exercise, or the  vesting of any Stock  Award or  Performance  Share  Award  shall not  constitute
"earnings" or  "compensation"  with respect to which any other employee benefits of such employee  are  determined,  including  without  limitation  benefits  under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

                                        ARTICLE XIII
                         PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may at any time terminate,  and from time to time may amend or modify the Plan  provided,  however,  that no amendment or  modification  may become  effective without  approval of the amendment or  modification  by the  shareholders if shareholder approval  is  required  to  enable  the Plan to  satisfy  any  applicable  statutory  or regulatory  requirements,  or if the Company, on the advice of counsel,  determines that shareholder approval is otherwise necessary or desirable.

                                        ARTICLE XIV
                                        WITHHOLDING

14.1     Withholding  Requirement.  The Company's obligations to deliver shares of Common  Stock upon the  exercise  of any option or the  vesting of any Stock Award or
Performance  Share  Award  shall be subject  to the  participant's  satisfaction  of all applicable federal, state and local income and other tax withholding  requirements.  Any cash  paid  to  a  participant  under  this  Plan,  including  dividend  equivalents  or dividends paid on Restricted Stock prior to vesting, is subject to wage withholding.

14.2     Withholding  With Stock. At the time the Committee  grants an award or at any time  thereafter,  it may,  in its sole  discretion,  grant  the  participant  an election to pay all such amounts of tax  withholding,  or any part thereof,  by electing
(a) to have the Company  withhold  from shares  otherwise  issuable to the  participant, shares of Common  Stock  having a value  equal to the amount  required to be withheld or such lesser  amount as may be elected by the  participant;  provided  however,  that the amount of Common Stock so withheld  shall not exceed the minimum  amount  required to be withheld  under  the  method of  withholding  that  results  in the  smallest  amount of withholding,  or (b) to transfer to the Company a number of shares of Common  Stock that were acquired by the  participant  more than six (6) months prior to the transfer to the
Company  or such  other  period  that is  required  to avoid a charge  to the  Company's earnings  for  financial  accounting  purposes and that have a value equal to the amount required  to be withheld  or such  lesser  amount as may be elected by the  participant.
All elections  shall be subject to the approval or  disapproval  of the  Committee.  The value of shares of Common  Stock to be withheld  shall be based on the Fair Market Value of the  Common  Stock  on the  date  that  the  amount  of tax to be  withheld  is to be determined  (the "Tax  Date").  Any such  elections  by  participants  to have shares of
Common Stock withheld for this purpose will be subject to the following restrictions:

(e)      All elections must be made prior to the Tax Date.

(f)      All elections shall be irrevocable.

(g)      If the  participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act ("Section 16"), the participant  must satisfy the  requirements of such Section 16 and any applicable  rules  thereunder with respect to the use of Common Stock to satisfy such tax withholding obligation.

                                        ARTICLE XV
                                    REQUIREMENTS OF LAW

15.1     Requirements  of Law.  The  issuance  of Common  Stock and the payment of cash  pursuant  to  the  Plan  shall  be  subject  to all  applicable  laws,  rules  and regulations.

15.2     Federal  Securities  Law  Requirements.  If a participant is an officer or director of the  Company  within the meaning of Section  16,  awards  granted  hereunder shall be subject to all  conditions  required  under Rule 16b-3,  or any successor  rule promulgated  under the  Exchange  Act, to qualify the award for any  exception  from the provisions  of Section  16(b) of the  Exchange  Act  available  under  that  Rule.  Such conditions  shall be set forth in the agreement  with the  Participant  which  describes the award or other document evidencing or accompanying the award.

15.3     Governing Law. The Plan, each award  hereunder and the related  Agreement, and all  determinations  made and actions taken under this Agreement,  to the extent not otherwise  governed  by the Code and the  federal  laws of the United  States,  shall be construed in accordance  with and governed by the laws of the State of Colorado  without giving effect to principles of conflicts of laws.

Dated: _________________, 2003

                                                     FRONTIER AIRLINES, INC.
                                                     a Colorado corporation

                                                     By: